UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 7, 2022 (April 5, 2022)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Non-voting Common Stock, par value $.01 per share	EZPW	NASDAQ Stock Market	(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events
On January 10, 2022 Jeffrey Edelman (“Plaintiff”) filed a Verified Stockholder Derivative Complaint (the “Complaint”) on behalf of the Company challenging certain equity awards granted by the Company’s board of directors (the “Board”) from and after May 18, 2020 to officers, directors, and employees of the Company (the “Awards”). The Complaint alleged that (i) the Awards were ultra vires because they were not made pursuant to a stockholder-approved equity compensation plan in effect as required by Nasdaq Rule 5635(c) given that the Company’s 2010 Long-Term Incentive Plan (the “Plan”) prohibited the grant of any equity award thereunder after May 1, 2020; (ii) the members of the Board breached their fiduciary duties and wasted the Company’s assets by granting the ultra vires Awards without authority under the Plan; and (iii) the recipients of the Awards breached their fiduciary duties and were unjustly enriched by accepting them. While the Company and the Board deny completely all of the allegations of wrongdoing in the Complaint, on January 31, 2022, the Company filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K disclosing that on that date, the Company’s Board and sole holder of its Class B Voting Common Stock (the “Voting Stockholder” ) ratified the grants of the Awards, certain issuances of shares of the Company’s Class A Non-Voting Common Stock pursuant thereto (the “Issuances”) and, in order to allow for the ratification of the foregoing, an amendment to the Plan effective April 30, 2020 to allow for the grant of Awards under the Plan until December 31, 2021 and to increase the number of shares of the Company’s Class A Non-Voting Common Stock authorized for issuance under the Plan (the “Plan Amendment”), in each case pursuant to Section 204 of the Delaware General Corporation Law. In addition, on March 3, 2022, the Company filed a Form 8-K disclosing that on March 2, 2022, the Voting Stockholder approved a new equity incentive plan to replace the Plan; provided that the Plan continues to govern awards made under the Plan that were outstanding as of December 31, 2021 and that the authorized shares under the 2010 Plan remain available to satisfy such awards.
Plaintiff agreed that as a result of the ratification of the grant of the Awards, the Issuances, and the Plan Amendment, and the adoption of the Company’s new equity incentive plan, the claims set forth in the Complaint have been mooted, and the Company agreed to pay $250,000 in fees and expenses to Plaintiff’s counsel. On April 5, 2022, the Court entered a Stipulation and Order providing that Plaintiff’s action will be dismissed with prejudice and the case will be closed. The Court has not passed on the amount of fees and expenses.

Plaintiff’s counsel are Daniel Tepper of Levi & Korsinsky, LLP, (212) 363-7500, and Ryan Ernst of Bielli & Klauder, LLC, (302) 803-4600, and Company’s counsel is Srinivas Raju of Richards, Layton & Finger, P.A., (302) 651-7700.
For additional information about the Awards, see the Company’s Current Report on Form 8-K filed January 31, 2022.
Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	April 7, 2022	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary